Exhibit 10.10

PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS

MARCH 16, 2004

BUYER:

RI CS1, LLC, A DELAWARE LIMITED LIABILITY COMPANY;

RI CS2, LLC, A DELAWARE LIMITED LIABILITY COMPANY; AND

CRESTNET 1, LLC, A DELAWARE LIMITED LIABILITY COMPANY

SELLER:

CIRCLE K STORES INC.,

A TEXAS CORPORATION

ESCROW AGENT:

LANDAMERICA FINANCIAL SERVICES, INC.

PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS

TABLE OF CONTENTS

1.	PURCHASE PRICE
1.1	Purchase Price
1.2	Additional Properties
2.	OPENING OF ESCROW
3.	TITLE TO PROPERTIES
4.	CONDITIONS TO BUYER’S OBLIGATION TO PURCHASE
4.1	Approvals by Buyer
4.2	Environmental
4.3	Physical Characteristics of the Properties
4.4	Accuracy of Representations
4.5	Foreign Investments
4.6	Leases and Guaranties
4.7	Change in Conditions
4.8	Failure of Conditions
5.	CONDITIONS TO SELLER’S OBLIGATION TO SELL
5.1	Performance by Buyer
5.2	Accuracy of Representations
5.3	Payment of Purchase Price
6.	BUYER’S DELIVERIES TO TITLE COMPANY AND SELLER
6.1	Purchase Price
6.2	Lease and Memorandums
6.3	Failure to Deliver
7.	SELLER’S DELIVERIES TO TITLE COMPANY AND BUYER
7.1	Deeds
7.2	Leases, Memorandums
7.3	Documents Needed to Close
7.4	Failure to Deliver
8.	THE CLOSING
8.1	Date and Manner of Closing
8.2	Delay in Closing; Authority to Close
9.	PRORATION, COSTS AND EXPENSES
9.1	Prorations and Apportionments
9.2	Payment of Adjustments to Proration
9.3	Seller’s Costs and Expenses
9.4	Buyer’s Costs and Expenses
10.	DISTRIBUTION OF FUNDS AND DOCUMENTS
10.1	Form of Distributions
10.2	Recorded Documents
10.3	Non-Recorded Documents
10.4	Cash Disbursements

10.5	Copies of Documents
11.	RETURN OF DOCUMENTS AND FUNDS UPON TERMINATION
11.1	Return of Seller’s Documents
11.2	Return of Buyer’s Documents
11.3	No Effect on Rights of Parties
11.4	Payment of Termination Fee
12.	DEFAULT
13.	REPRESENTATIONS AND WARRANTIES OF SELLER
13.1	Authority of Seller
13.2	Space Leased to Third Parties
13.3	Use and Operation
13.4	Land Use Regulation
13.5	Reports, Contracts and Other Documents
13.6	Absence of Fraud and Misleading Statements
13.7	Litigation
13.8	Other Contracts to Convey
13.9	Environmental Condition of Properties [***]
13.10	Property Tax Assessment
13.11	Agreements Affecting the Properties
13.12	Sales Information
13.13	Survival
13.14	No Broker
14.	REPRESENTATIONS & WARRANTIES OF BUYER
14.1	Authority of Buyer
14.2	Absence of Fraud and Misleading Statements
14.3	Litigation
14.4	Financial Condition
14.5	Survival
14.6	No Broker
15.	COVENANTS
15.1	Indemnification by Parties
15.2	Maintenance
15.3	Other Agreements
15.4	[***]
16.	LOSS BY FIRE OR OTHER CASUALTY; CONDEMNATION
16.1	Damage or Destruction
16.2	Condemnation
17.	POSSESSION
18.	NOTICES
19.	GENERAL PROVISIONS
19.1	Recitals
19.2	Manner of Taking Title
19.3	Right to Assign
19.4	Gender; Number
19.5	Captions
19.6	Exhibits

19.7	Entire Agreement
19.8	Modification
19.9	Attorneys’ Fees
19.10	Governing Law
19.11	Time of Essence
19.12	Severability
19.13	Successors and Assigns
19.14	Confidentiality
19.15	Drafting
19.16	No Agreement Until Accepted
19.17	Counterparts

EXHIBIT “A” - PROPERTY LIST
EXHIBIT “B” - LAND AND BUILDING LEASE AGREEMENT
EXHIBIT “C” - CLOSING CHECKLIST
EXHIBIT “D” - MINIMUM REQUIREMENTS FOR ALTA/ACSM LAND TITLE SURVEYS

PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS

This Purchase Agreement and Escrow Instructions (this “Agreement”), dated as of March 16, 2004 for reference purposes only, is made by and between CIRCLE K STORES INC., a Texas corporation (“Seller”), and RI CS1, LLC, a Delaware limited liability company; RI CS2, LLC, a Delaware limited liability company; and CRESTNET 1, LLC, a Delaware limited liability company, the foregoing entities being referred to individually and collectively (as the context may require), (“Buyer”), and is made with reference to the recitals set forth below, and constitutes (i) a contract of purchase and sale between the parties and (ii) escrow instructions to LANDAMERICA FINANCIAL SERVICES, INC. (“Title Company”).

RECITALS

A.     Properties.  Seller, or one or more wholly-owned subsidiaries controlled by Seller, owns, certain real properties, together with all improvements located thereon and appurtenances thereunto belonging, which real properties are identified on the “Property List” attached hereto and incorporated herein as Exhibit “A”  The terms “Property” and “Properties” as used in this Agreement shall mean certain or all (as the context may require) of the real properties [***] identified on the Property List.  As used herein, the term “Storage Tank Systems” means a complex of one or more aboveground, if any, or underground petroleum products storage tanks and their associated underground, aboveground, and/or connected piping and related fuel dispensing pumping, mechanical, control and detectional equipment.  [***].

Seller represents and warrants with respect to the Properties that as of the Closing:

(1)     [***]; and

(2)     Each Property is improved with a convenience store (i.e., a retail store selling convenience items) and a fuel facility (i.e., a retail motor fuel outlet).

B.      Purchase and Sale.  Seller desires to sell all of Seller’s right, title and interest in and to the Properties upon the terms and conditions set forth below.  Buyer desires to purchase all of Seller’s right, title, and interest in and to the Properties upon the terms and conditions set forth below.

C.      Leasehold Interest.  Concurrently with the Closing, Buyer, as landlord, shall lease the Properties to Seller, as tenant, pursuant to certain Lease Agreements (“Leases”), which Leases substantially shall be in the form of Exhibit “B” attached hereto and incorporated herein by this reference. The Properties leased under each Lease shall have an Appraised Value (as defined below) of not more than [***].

1.      PURCHASE PRICE

1.1                 Purchase Price

In consideration of the covenants contained in this Agreement, Seller shall sell and Buyer shall purchase the Properties for a total purchase price (“Purchase Price”) equal to up to

[***] Redacted in accordance with applicable practice with the Autorité des marchés financiers (Québec Securities Commission)

One Hundred Percent (100%) of the aggregate “Appraised Value” of the Properties.  As used herein the term “Appraised Value” shall mean the final conclusion of value of the Properties as set forth in the Appraisals (as defined in Section 4.1.4) as approved by Buyer and Seller.  The Purchase Price shall be delivered by Buyer to Title Company on or before the Closing in Cash (defined as an amount credited by wire transfer of immediately available funds into Title Company’s bank account).

1.2                 Additional Properties

If any of the conditions to Buyer’s obligation to purchase as set forth in Section 4 below are not satisfied or approved by Buyer, and Buyer elects, pursuant to the terms of Section 4.8.1, not to purchase one or more of the Properties on which conditions are not satisfied, and if, as a result, the aggregate Appraised Value of the Properties to be acquired is less than [***], then Seller may (but is not obligated to) offer to substitute replacement properties (“Additional Properties”) for any of the Properties to be conveyed to Buyer hereunder.  In the event Seller desires to offer Additional Properties to Buyer for its review, Seller shall identify such Additional Properties promptly upon receipt of Buyer’s notice of its election not to purchase one or more of the Properties.  The Additional Properties:  (1) shall be reasonable in number; (2) shall be substantially similar in nature and quality to the Properties; (3) shall otherwise meet the criteria set forth in Recital A above; (4) shall be deemed added to the Property List at the earlier of (i) such time as Buyer accepts same for review; or (ii) ten (10) days after Seller shall notify Buyer of the identity of such Additional Property, unless prior thereto Buyer shall have rejected such Additional Property; (5) shall otherwise be governed by all of the terms and conditions of this Agreement; and (6) the Purchase Price shall be reasonably adjusted by Buyer based upon the values of the Additional Properties as determined therefor by Buyer and Seller and the amount allocated to the excluded Properties.

2.      OPENING OF ESCROW

Buyer and Seller each represents to the other that it has opened an escrow (“Escrow”) with Title Company for the Properties and shall deposit with Title Company fully executed counterparts of this Agreement for use as escrow instructions.

3.      TITLE TO PROPERTIES

At Closing, Seller shall convey to Buyer fee simple title to the Properties by execution and delivery of deeds (“Deeds”) for the Properties in the forms customarily used in connection with commercial real property transactions in the several states and counties in which the Properties are situated.  At the Closing, Buyer shall receive from Title Company an ALTA Owner’s Extended Policy of Title Insurance (“Title Policy(ies)”) for each of the Properties with liability in the full amount of the Appraised Value insuring fee simple title in Buyer, subject only to exceptions approved by Buyer as provided in Section  4.1, acting reasonably, together with such endorsements as may be reasonably requested by Buyer (e.g., survey, access, owner’s comprehensive, etc.).  Each Title Policy shall provide survey coverage and to the extent available at commercially reasonable costs shall provide full coverage against mechanics’ and materialmen’s liens arising out of the construction, repair or alteration of any of improvements located on the Property.

[***] Redacted in accordance with applicable practice with the Autorité des marchés financiers (Québec Securities Commission)

4.      CONDITIONS TO BUYER’S OBLIGATION TO PURCHASE

Buyer’s obligation to purchase the Properties is expressly conditioned upon each of the following:

4.1                 Approvals by Buyer

Buyer’s receipt and approval for each of the Properties of the following prior to the Closing:

4.1.1                  ALTA Commitments for Policy of Title Insurance.  As soon as reasonably possible, Seller shall cause the issuance of an ALTA commitment for policy of title insurance, together with complete and legible copies of all encumbrances and liens of record (“Commitment”), with respect to each of the Properties to be forwarded to Buyer for approval.  If no written disapproval of any items in any Commitment is received from Buyer on or before ten (10) days after the later of delivery of the respective Commitment to Buyer or delivery of the respective As-built Survey (as defined in Section  4.1.2), but in any event prior to the Closing, such Commitment shall be deemed approved by Buyer.

4.1.2                  As-built Surveys.  A survey of each of the Properties (“As-built Survey”) prepared by a licensed surveyor or civil engineer in sufficient detail to provide for the Title Policy, certified to Buyer and Title Company conforming to the minimum requirements for ALTA/ACSM land title surveys set forth on Exhibit “D”, attached hereto and made a part hereof, to be delivered to Buyer.  If no written disapproval of any respective As-built Survey is received from Buyer on or before ten (10) days after the later of delivery of the As-built Survey or the respective Commitment, but in any event prior to the Closing, such As-built Survey shall be deemed approved by Buyer.

4.1.3                  Phase I Environmental Site Assessment Reports.  Phase I environmental site assessment reports with respect to the Property (each a “Phase I”) prepared by [***] or by other environmental consultants approved by Buyer, acting reasonably, (collectively with [***], the “Consultant”) and written evidence of Buyer’s right to rely on the Phase I in the form of a letter from [***] in the form attached as Schedule 4.3.1.1 hereto (the “[***] Letter Form”) or otherwise in the form of letters from the Consultant addressed to Buyer confirming such right (with the [***] Letter, the “Reliance Letters”).    Buyer hereby acknowledges receipt and approval for the purposes of this Section 4.1 of the Phase Is for the Properties listed on Schedule 4.1.3.2 hereto (the “Approved Phase Is”) and approval of the [***] Letter Form.  If no written disapproval of any Phase I or Reliance Letter is received from Buyer on or before the earlier of (a) Closing or (b) ten (10) days following the later of (i) the execution of this Agreement, and (ii) the delivery of such Phase I or Reliance Letter, such Phase I or Reliance Letter shall be deemed approved by Buyer, provided Buyer agrees not to withdraw its approval of the Approved Phase

[***] Redacted in accordance with applicable practice with the Autorité des marchés financiers (Québec Securities Commission)

Is and of the [***] Letter Form and not to unreasonably withhold its approval of any Reliance Letter.

4.1.4                  Appraisals.  As soon as reasonably possible, Seller shall cause a narrative, full “three method” appraisal (“Appraisal”) in a “summary format” to be prepared for each of the Properties by an MAI appraiser designated by Buyer (and reasonably acceptable to Seller), on a completed project basis, covering the fee simple interest in the underlying land and improvements, and the Lease, and shall cause said Appraisal to be delivered to Buyer on or before ten (10) days prior to the Scheduled Closing Date.  If no written disapproval of the Appraisal is received from Buyer on or before five (5) days after delivery of same, the Appraisal shall be deemed approved by Buyer.

4.1.5                  Documentation of Storage Tank Ownership/Registration by Seller.  Confirmation that the most recent registration or notification forms required by Governmental Authorities for any Storage Tank Systems on the Property have been submitted to such Governmental Authorities and if such registration or notification forms are not available, evidence of Seller’s status as owner of all Storage Tank Systems on such Property (the “UST Documents”).  If no written disapproval of the UST Documents is received from Buyer on or before (a) Closing (b) ten (10) days after the later of (i) the delivery of same and (ii) the date of execution of this Agreement, the UST Documents shall be deemed approved by Buyer.  Buyer agrees not to unreasonably withhold its approval of UST Documents.

4.1.6                  Other Documents.  As soon as reasonably possible, Seller shall cause all other documents listed on Exhibit “C” entitled “Closing Checklist” for the Properties to be delivered to Buyer.

4.2                 Environmental

4.2.1                  Buyer’s satisfaction after delivery by Seller to Buyer of the Other Environmental Reports that there are no Environmental Concerns related to the Property where:

(a)           “Environmental Concerns” means the actual or reasonably suspected presence of Hazardous Materials outside of any  Storage Tank System on the Property, any Release of Hazardous Material from any Storage Tank System onto, in or from the Property, or any Environmental Claims with respect to the Property which  in all the circumstances, including, without limitation, the availability of insurance and UST funds and remediation and other relevant obligations of Seller under the Lease and other persons thereunder or elsewhere would reasonably be expected to (i) give rise to material liability to Buyer under Environmental Laws, including, without limitation, common law theories of recovery, or (ii) present material likely or actual restrictions on the current or reasonably anticipated use of any Property.

[***] Redacted in accordance with applicable practice with the Autorité des marchés financiers (Québec Securities Commission)

(b)           “Environmental Claims” means any and all actions, suits, demands, claims, judgments, liens, encumbrances, damages, orders, directives, penalties, fines, costs, financial assurances, liabilities, losses, investigations, proceedings or notices of potential responsibility, noncompliance, or violation (including, without limitation, sums paid in settlement thereof, reasonable attorneys’ fees, reasonable consultation fees and reasonable expert fees) (collectively hereafter “Claims”) associated with (1) the environmental condition of a Property or any Release on, in or emanating from a Property, (2) any Storage Tank System on or having been on a Property, (3) the cleanup or remediation of a Property or other property affected by a Release on, in, or emanating from a Property, (4) the transportation or disposal of Hazardous Materials from a Property, or (5) any alleged noncompliance of a Property or its related operations with Environmental Laws, any of which circumstances existing at or before or continuing beyond Closing, including without limitation any Claim associated with (i) compliance or enforcement action by Governmental Authorities to seek or compel cleanup, removal, Regulatory Closure, response, remedial, monitoring or other actions, damages, or fines or penalties pursuant to any applicable Environmental Law; (ii) Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or a Release on, in, or emanating from a Property; (iii) all foreseeable and all unforeseeable consequential Claims directly or indirectly arising out of the use, generation, storage, transportation, or disposal of Hazardous Materials by Seller or any prior owner or operator of the Properties; (iv) costs incurred in connection with any investigation, monitoring, cleanup, Regulatory Closure, remedial action, removal, or restoration work with respect to environmental conditions associated with any Property existing at or before or continuing beyond Closing and required under Environmental Laws or as the result of settlement or court order arising from any Claim; and (vii) any mechanics or materialmen liens placed upon any Property in connection with any work upon any Storage Tank System occurring before, at the time of or continuing beyond Closing or in connection with any investigation, monitoring, cleanup, Regulatory Closure, remedial action, removal, or restoration work occurring before, at the time of or continuing beyond Closing.

(c)           “Consultant” has the meaning assigned thereto in Section 4.1.3 hereof.

(d)           “Environmental Laws” means any and all federal, state or local laws (including common law), rules, orders, permits and approvals, regulations, statutes, ordinances, codes, guidelines,

[***] Redacted in accordance with applicable practice with the Autorité des marchés financiers (Québec Securities Commission)

administrative orders or requirements of any Governmental Authority to the extent such relate to the protection of human health or the environment, but solely to the extent any of the foregoing have the force of law, and including, without limitation, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Occupational Safety and Health Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Safe Drinking Water Act, the Clean Air Act, and applicable state and local analogous statutes, all as in effect on or prior to Closing.

(e)           “Governmental Authorities” means federal, state, and local governmental entities having legal or regulatory jurisdiction over the Properties pursuant to Environmental Laws.

(f)            “Hazardous Material” means any and all substances, wastes, emissions, pollutants, and materials regulated or characterized as hazardous, extremely hazardous, restricted, toxic, special, biohazardous, or radioactive under any Environmental Law, or otherwise regulated under any Environmental Law, including but not limited to asbestos or asbestos-containing materials, oil and waste oil, petroleum and petroleum products and additives(including without limitation, gasoline and diesel) and their wastes.

(g)           “Other Environmental Reports” means, except for the Phase Is, the following:

(i)            Access to all material documents housed in the [***] environmental electronic document repository website located at [***], which website is administered by [***]  and accessed through a web based tool, [***], as described in the e-mail from [***]  to [***] dated February 25, 2004 and attached as Schedule 13.9.3(i)A), by entering the store number for each Property (which Seller hereby represents are those set out on attached Schedule 13.9.3(i)(B)) on the “Search Criteria” page of [***], such access to be maintained until Closing and such access being hereby approved as a manner of providing available for purposes of Section 13.9.1;

(ii)           a copy of the contents of the Seller’s NOV database, continuously updated as needed up to and as of the day before Closing, summarizing for each Property all known, non-remediation related notices to comply from Governmental Authorities and notices of violation from Governmental Authorities, and any documents referenced in the Seller’s NOV database reasonably requested by Buyer as of the day before Closing;

[***] Redacted in accordance with applicable practice with the Autorité des marchés financiers (Québec Securities Commission)

(iii)          a report, continuously updated as needed up to and as of the day before Closing, showing the instances in the Seller’s Storage Tank System TRI-tms testing and cathodic protection survey databases with respect to each Property where any of such tests and surveys conducted since January 1, [***]  and recorded therein showed a failure or result which indicates non-compliance with Environment Law and the status of efforts to resolve such result;

(iv)          a summary, continuously updated as needed up to and as of the day before Closing, of any field results, laboratory results, Release notifications or reports of which Seller is aware and, as available, any actual draft or final reports reasonably requested by Buyer as of the day before Closing, from the intrusive testing conducted by Seller or by [***] in connection with the Environmental Liabilities Agreement (as defined in Section 15.4 of this Agreement) which indicate any material likelihood of Hazardous Materials being present on, under or emanating from any Property;

(v)           [***]; and

(vi)          copies of any notices, correspondence, demands, memoranda, pleadings or other documents of which Seller is aware, to be updated as needed up to and as of the day before Closing, indicating the threat or likelihood of, or the actual institution of, any pending mediation, arbitration, or litigation of any Environmental Claim by any third parties other than Governmental Authorities.

(h)           “Regulatory Closure” means the approval and acceptance by the proper Governmental Authority or Governmental Authorities of certain cleanup, closure, or remediation work at or offsite of a Property in connection with a Release, as evidenced by written letter or similar formal communication affirming such approval and acceptance, including but not limited to “case closure” or “no further action” letters or communications of similar import and finality; provided, however, that any requirements for additional work set forth in any such communication as a condition of such approval and acceptance shall first have been first satisfied in full and confirmed in writing by the applicable Governmental Authority evidencing such satisfaction before Regulatory Closure is deemed to occur.

(i)            “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment or disposing of any Hazardous Material

[***] Redacted in accordance with applicable practice with the Autorité des marchés financiers (Québec Securities Commission)

upon or into the soils, groundwater, surface water, air, wetlands or any other environmental media, drains, sewers or improved surface or buildings, including, without limitation, the abandonment or disposal of any containers of Hazardous Materials.

Buyer agrees that it will provide written notice to Seller, as soon as reasonably possible but in any event before Closing, of the date of Buyer’s determination either (i) that the Buyer is satisfied that there are no Environmental Concerns with respect to each Property or (ii) that there are Environmental Concerns with respect to the Property and with a reasonably detailed explanation of any such Environmental Concerns, provided that, if Buyer fails to provide such notice prior to Closing, Buyer shall be deemed at Closing to be satisfied that there are no Environmental Concerns with the Property.  Should Seller subsequent to a notice indicating that Buyer is satisfied that there are no Environmental Concerns with respect to a Property identify and deliver or make available to Buyer prior to Closing any additional or modified Other Environmental Reports for the Property from which Buyer reasonably determines that there is an Environmental Concern and provides a written notice thereof to Seller containing a reasonably detailed explanation of such Environmental Concern, Buyer’s notice of satisfaction shall be terminated.  Buyer agrees that any notice it gives under this Section 4.2.1 will not include any matter that is not an Environmental Concern as a basis for indicating that the Buyer is not satisfied.

4.2.2                  Buyer has confirmed with its insurance carrier Buyer’s ability to add the Properties to its existing pollution and remediation legal liability policy without additional or new exclusions or limitations in coverage and the Buyer agrees to use commercially reasonable efforts to obtain such confirmation as soon as reasonably possible.

4.3                 Physical Characteristics of the Properties

Buyer’s review and approval, on or before [***], of the structural, mechanical, electrical and other physical characteristics of the Properties.  If Buyer shall not have disapproved the physical characteristics of a Property on or before [***], such Property shall be deemed approved and Buyer shall not be entitled not to close on such Property based on such physical characteristics, subject to the terms of Section 4.7 below.

4.4                 Accuracy of Representations

All of Seller’s representations and warranties contained in or made pursuant to this Agreement shall have been true and correct in all material respects when made and shall be true and correct as of the Closing, and Seller shall have complied with all of Seller’s material covenants and agreements contained in or made pursuant to this Agreement.

4.5                 Foreign Investments

Buyer’s receipt of the affidavit, certification or notice required by Section 1445 of the Internal Revenue Code of 1986, as amended and the Regulations pursuant thereto.

[***] Redacted in accordance with applicable practice with the Autorité des marchés financiers (Québec Securities Commission)

4.6                 Leases and Guaranties

Execution by Seller of the Leases for the Properties and execution by Alimentation Couche-Tard of a Guaranty of Lease in favour of each Buyer.

4.7                 Change in Conditions

If any of the conditions in this Section 4 change in a manner which is materially adverse to Buyer after having been satisfied or waived by Buyer and before the transaction contemplated herein (“Transaction”) is closed, then such condition(s) shall be reinstated as if having never been satisfied or waived by Buyer.

4.8                 Failure of Conditions

4.8.1                  The foregoing conditions contained in this Section 4 are intended solely for the benefit of Buyer.  If any of the foregoing conditions are not satisfied or approved by Buyer, Buyer shall have the right at its sole election either (i) to waive the condition in question and proceed with the purchase of the Properties pursuant to all of the other terms of this Agreement or (ii) to not purchase such of the Properties for which conditions are not satisfied.

4.8.2                  The Closing may be extended by either party for a reasonable time up to a maximum of ninety (90) days if required to allow the conditions contained in this Section  4 to be satisfied, subject to Buyer’s further rights not to purchase those Properties which have not met such conditions upon the expiration of the period or periods of any extension if all such conditions have not then been satisfied.

5.      CONDITIONS TO SELLER’S OBLIGATION TO SELL

Seller’s obligation to sell is expressly conditioned upon each of the following:

5.1                 Performance by Buyer

Timely performance of each obligation, covenant, and delivery required of Buyer.

5.2                 Accuracy of Representations

All of Buyer’s representations and warranties contained in or made pursuant to this Agreement shall have been true and correct in all material respects when made and shall be true and correct at the Closing, and Buyer shall have complied with all of Buyer’s material covenants and agreements contained in or made pursuant to this Agreement.

5.3                 Payment of Purchase Price

Payment of the Purchase Price at the Closing in the manner provided in this Agreement.

6.      BUYER’S DELIVERIES TO TITLE COMPANY AND SELLER

6.1                 Purchase Price

On or prior to the Closing Buyer shall deliver in Cash to Title Company the Purchase Price as set forth in Section 1, less or plus the adjustments, if any, made pursuant to Sections 1.2

[***] Redacted in accordance with applicable practice with the Autorité des marchés financiers (Québec Securities Commission)

and 9.  Title Company shall deposit the Purchase Price in an interest bearing account, the interest upon which shall accrue to the benefit of Buyer.

6.2                 Lease and Memorandums

On or before the Closing, Buyer shall deliver to Seller the Leases for the Properties executed by Buyer.  On or before the Closing, Buyer shall deliver to Title Company the Memorandums of Lease for the Properties executed and acknowledged by Buyer.

6.3                 Failure to Deliver

The failure of Buyer to make any required delivery within the specified time shall constitute a material breach by Buyer.

7.      SELLER’S DELIVERIES TO TITLE COMPANY AND BUYER

7.1                 Deeds

On or before the Closing, Seller shall deliver to Title Company the Deeds for the Properties executed and acknowledged by Seller.

7.2                 Leases, Memorandums

On or before the Closing, Seller shall deliver to Buyer the Leases for the Properties executed by Seller.  In addition, on or before the Closing, Seller shall deliver to Title Company the Memorandums of Lease for the Properties executed and acknowledged by Seller.

7.3                 Documents Needed to Close

On or before the Closing, Seller shall deliver to Buyer each and every document described in Section 4, subject to Buyer’s right to waive delivery for the Properties.

7.4                 Failure to Deliver

The failure of Seller to make any required delivery within the specified time shall constitute a material breach by Seller.

8.      THE CLOSING

8.1                 Date and Manner of Closing

Title Company is authorized to close on the Transaction (“Closing”) on or before [***] or such other date as may be mutually agreeable to the parties (“Scheduled Closing Date”), provided that all of the conditions to Buyer’s and Seller’s obligation to close hereunder have been either satisfied or waived and all deliveries under Articles 6 and 7 have been made or the requirement therefore waived.  Notwithstanding the foregoing or anything contained in this Agreement to the contrary, in the event the Closing has not occurred on or before [***] as a result of Seller’s failure to satisfy any of the material conditions set forth in Article 4, Buyer shall have the right following the delivery of seven (7) days’ written notice to Seller, and provided such conditions remain unsatisfied at the end of such seven (7) day period, as its sole and exclusive remedy, to terminate this Agreement as to those Properties for which conditions remain unsatisfied, and upon such termination both parties shall be released from their respective obligations and liabilities hereunder with respect to such Properties, subject to any liabilities or obligations that survive termination pursuant to the express term hereof.  The Transaction shall be deemed closed when (i) Title Company is irrevocably committed to issuing the Title Policies;

[***] Redacted in accordance with applicable practice with the Autorité des marchés financiers (Québec Securities Commission)

and (ii) all funds and documents required to be delivered to Title Company pursuant to this Agreement have been delivered.  On the Scheduled Closing Date the Title Company will deliver the Purchase Price to Seller in Cash.

Buyer, at its election, may authorize Title Company to close on the Properties all at once or individually (subject to a minimum of ten (10) Properties per interval) in certain intervals.  If Buyer authorizes Title Company to close on the Properties individually, Buyer shall deliver to Title Company the Purchase Prices for such Properties as set forth on Exhibit “A” representing payment due in connection with those Properties for which Title Company has received authorization to close.

8.2                 Delay in Closing; Authority to Close

If Title Company cannot close the Escrow on or before the Scheduled Closing Date, it will nevertheless close when all conditions have been satisfied or waived, notwithstanding that one or more of such conditions was not timely performed, unless after the Scheduled Closing Date and prior to the close of the delayed Escrow, Title Company receives a written notice from Buyer or Seller to terminate the Escrow and this Agreement with respect to the applicable Properties on which the Closing has been delayed.

9.      PRORATION, COSTS AND EXPENSES

9.1                 Prorations and Apportionments

Contemporaneously with the Closing, Seller intends to lease the Properties from Buyer.  Therefore, the parties do not anticipate the need to prorate revenues or expenses.  However, in the event an item of expense or revenue must be prorated, it shall be prorated and apportioned as of 12:01 a.m. on the date of the Closing so that Seller shall bear all expenses with respect to the Properties and shall have the benefit of all income with respect to the Properties through and including the period preceding the date of the Closing.  Any taxes or other amounts which cannot be ascertained with certainty as of the Closing shall be prorated on the basis of the parties’ reasonable estimates of such amount(s) and shall be the subject of a final proration thirty (30) days after the Closing or as soon thereafter as the precise amounts can be ascertained.

Notwithstanding the foregoing, monthly rent payable by the “Tenant” under the Lease shall be prorated based upon the actual number of days in the month in which the Closing occurs, and shall be paid by Seller at the Closing for the period commencing on the Closing and ending on the last day of the month in which the Closing occurs.  In addition, if the Closing occurs on or after the twenty-fifth (25th) day of the month, Seller also shall pay the monthly rent payable by Tenant under the Lease for the immediately succeeding calendar month.

9.2                 Payment of Adjustments to Proration

Either party owing the other party a sum of money based on adjustments made to prorations after the Closing shall promptly pay that sum to the other party, together with interest thereon at the rate of twelve percent (12%) per annum to the date of payment if payment is not made within ten (10) days after mutual agreement of the amount due.

[***] Redacted in accordance with applicable practice with the Autorité des marchés financiers (Québec Securities Commission)

9.3           Seller’s Costs and Expenses

Seller shall pay Seller’s own attorneys’ fees, any and all brokerage commissions, and all costs, fees and expenses payable in connection with the Transaction, except as specifically set forth in Section 9.4 below.  Without limiting the generality of the foregoing, Seller shall pay the cost of procuring the Title Policies, As-built Surveys, Appraisals, Phase Is, documentary or other transfer taxes applicable to the sale, Escrow fee, recording fees and all other costs and charges of the Escrow.

9.4                 Buyer’s Costs and Expenses

Buyer shall pay for the aerial photographs and Buyer’s own attorneys’ fees, costs of site inspections and other due diligence costs and expenses except as specifically set forth in Section 9.3 above.

10.      DISTRIBUTION OF FUNDS AND DOCUMENTS

10.1               Form of Distributions

All disbursements by Title Company shall be made by wire transfers of immediately available funds to the account of, and as directed by, the receiving party.

10.2               Recorded Documents

Title Company shall cause the County Recorder of the County in which each of the Properties are located to mail the Deeds, Lease Memoranda (and any other documents which are required by this Agreement to be, or by general usage are, recorded) after recordation, to the grantee, beneficiaries, tenant or person (i) acquiring rights under the documents or (ii) for whose benefit the documents were acquired.

10.3               Non-Recorded Documents

Title Company shall, at the Closing, deliver by United States mail, Federal Express or other national overnight delivery service (or shall hold for personal pickup, if requested), each non-recorded document received by Title Company to the payee or person (i) acquiring rights under the document or (ii) for whose benefit the documents were acquired.

10.4               Cash Disbursements

At the Closing, Title Company shall arrange for wire transfer of immediately available funds (i) to Seller, or order, the cash plus any proration or other credits to which Seller shall be entitled for the Properties and less any appropriate proration or other charges and (ii) to Buyer, or order, any excess funds previously delivered to Title Company by Buyer.

10.5               Copies of Documents

Following the Closing, Title Company shall deliver to Buyer and to Seller a copy of the Deeds, Lease Memoranda (conformed to show recording data) and each other recorded document for the Properties.

[***] Redacted in accordance with applicable practice with the Autorité des marchés financiers (Québec Securities Commission)

11.      RETURN OF DOCUMENTS AND FUNDS UPON TERMINATION

11.1               Return of Seller’s Documents

In the event the Escrow is terminated for any reason, Buyer shall, within fifteen (15) calendar days following the termination, deliver to Seller all documents and materials, if any, relating to the Properties previously delivered to Buyer by Seller.  Title Company shall deliver all documents and materials relating to the Properties previously deposited by Seller and then in Title Company’s possession to Seller.

11.2               Return of Buyer’s Documents

In the event the Escrow is terminated for any reason, Seller shall, within fifteen (15) calendar days following termination, deliver to Buyer all funds and documents, if any, relating to the Properties, previously delivered to Seller by Buyer.  Title Company shall deliver all documents, materials, and funds relating to the Properties previously deposited by Buyer and then in Title Company’s possession to Buyer.

11.3               No Effect on Rights of Parties

The return of documents and monies as set forth above shall not affect the right of either party to seek the legal or equitable remedies that the party may have with respect to the enforcement of this Agreement, subject to the limitations set forth in Article 12 below.

11.4               Payment of Termination Fee

Title Company may condition its deliveries upon payment of a termination fee (which fee shall not exceed the actual out of pocket costs incurred in connection with search and exam fees, if any, charged by Title Company’s local title agents) by the party requesting delivery.  Notwithstanding the foregoing, any termination fee shall be paid (or reimbursed) by the defaulting party, or paid equally if neither party is then in default.

12.      DEFAULT

Anything in this Agreement to the contrary notwithstanding, if the Transaction fails to close in its entirety or with respect to any specific Property as a result of (i) Seller’s breach of its obligations under Section 7.1 or 7.2, Buyer shall be entitled to such remedies for breach of contract as may be available under applicable law, including, without limitation, the remedy of specific performance; or (ii) Seller’s fault or Seller’s breach of this Agreement (other than a breach of its obligations under Section 7.1 or 7.2), Buyer’s sole remedy shall be termination of this Agreement in respect of the Property with respect to which such fault or breach has occurred and the readjustment of the Purchase Price as set forth in Section 1.

Anything in this Agreement to the contrary notwithstanding, in the event that the Transaction fails to close in its entirety or with respect to a specific Property on account of Buyer’s fault or Buyer’s breach of this Agreement, Seller shall be entitled to such remedies for breach of contract as may be available under applicable law, including, without limitation, the remedy of specific performance.

[***] Redacted in accordance with applicable practice with the Autorité des marchés financiers (Québec Securities Commission)

13.      REPRESENTATIONS AND WARRANTIES OF SELLER

The following representations and warranties by Seller are now and shall, at the Closing, be materially true and correct.  If during the period between the execution of this Agreement and the Closing, Seller has actual knowledge that any of the following representations and warranties have ceased to be true, Seller covenants to give notice thereof to Buyer immediately.  Seller hereby represents and warrants to Buyer as follows about, in the case of each of the representations and warranties below in this Article 13 other than those in Section 13.9 (which are governed solely by the provisions of Section 13.9), solely to Seller’s actual knowledge.

13.1               Authority of Seller

Seller is a corporation duly organized and validly existing and in good standing under the laws of the State of Texas and, has the corporate power and authority to enter into this Agreement and lease the Properties.  This Agreement and the Leases relating to the Properties and delivered to Buyer have been duly authorized, executed, and delivered by Seller and do not violate any provisions of any agreement or judicial order to which Seller is a party or to which Seller or the Properties are subject.

13.2               Space Leased to Third Parties

There are no existing leases affecting the Properties that will survive the Closing, except to the extent of certain space leases, complete copies of which have been or will be provided to Buyer (“Space Leases”).  [***].

13.3               Use and Operation

Except as disclosed in writing to Buyer Seller knows of no facts which would prevent Seller from using and operating the Properties pursuant to the Leases after the Closing in substantially the same manner in which the Properties have been used and operated prior to the date of this Agreement.

13.4               Land Use Regulation

Except as disclosed in the Commitments or in writing to Buyer, Seller has no actual knowledge of any condemnation, zoning or other land use regulation proceedings instituted, or of any special assessment proceedings affecting the Properties which would reasonably be expected to materially and detrimentally affect the use or operation of the Properties or materially and detrimentally affect the value of the Properties.

13.5               Reports, Contracts and Other Documents

The contracts or other documents delivered to Buyer by or on behalf of Seller pursuant to this Agreement are true and correct copies thereof.

13.6               Absence of Fraud and Misleading Statements

No representation, warranty, or statement of Seller in this Agreement or, in any document, certificate, or schedule furnished to Buyer by Seller pursuant to this Agreement contains any material untrue statement of a material fact or omits in any material respects to state a material fact necessary to make the statements of facts therein not misleading.

[***] Redacted in accordance with applicable practice with the Autorité des marchés financiers (Québec Securities Commission)

13.7               Litigation

Except as disclosed in writing to Buyer, there is no litigation or Governmental Authority administrative enforcement action, pending or threatened, against Seller or any basis therefor that would reasonably be expected to materially and detrimentally affect the use or operation of the Properties for their intended purpose or materially and detrimentally affect the value of the Properties, or materially adversely affect the ability of Seller to perform its obligations under this Agreement.

13.8               Other Contracts to Convey

Seller has not committed nor obligated itself in any manner whatsoever to sell the Properties to any party other than Buyer.  Seller has not hypothecated or assigned any rents or income from the Properties in any manner.

13.9               Environmental Condition of Properties [***]

13.9.1                Seller represents as of Closing that it will have disclosed to Buyer in writing or otherwise made available in a manner satisfactory to Buyer, acting reasonably, with respect to each Property (i)  Other Environmental Reports and Phase Is for such Property and (ii)  all unresolved or pending instances or allegations by Governmental Authorities of current non-compliance of the property or Storage Tank Systems on the Property with Environmental Laws of which Seller is aware.  [***].

13.9.2                Seller further represents and warrants that the Other Environmental Reports, when made available or otherwise provided to Buyer were, and as of the day before Closing are, representative of and account for in all material respects all material documents in Seller’s possession or control that relate to the environmental condition of each Property or any Environmental Concerns of which Seller is aware [***].

13.9.3                [***].

13.9.4                [***].

13.10             Property Tax Assessment

Seller has no actual knowledge of any special assessments levied against the Properties except as appear on the last available tax statement or as appear in the Commitments or in the Title Policies accepted by Buyer.  Notwithstanding any other provision of this Agreement to the contrary, if Buyer shall become liable after the Closing for payment of any property taxes assessed against the Properties for any period of time prior to the Closing, Seller shall immediately pay to Buyer on demand an amount equal to such tax assessment.

13.11             Agreements Affecting the Properties

Except as otherwise disclosed to Buyer in writing, at the Closing there are no leases (other than the Leases and the Space Leases), or other agreements which will affect the Properties after the Closing except as shown in the due diligence materials with respect to the Properties provided to Buyer or in the Commitments for the Properties or in the Title Policies accepted by Buyer.

[***] Redacted in accordance with applicable practice with the Autorité des marchés financiers (Québec Securities Commission)

13.12             Sales Information

Seller’s investigation of the sales information provided by Seller to Buyer in connection with the Properties has not disclosed any information that indicates that any such sales information provided to Buyer by Seller with respect to the Properties, including without limitation, store level sales information, is not substantially accurate and correct in all material respects.

13.13             Survival

The representations and warranties of Seller contained herein shall survive the Closing and delivery of the Deeds for a period of twelve (12) months from the Closing; provided, however, notwithstanding the foregoing, the representations, covenants, warranties and indemnifications by Seller contained in Sections 13.6 and 13.9 shall survive Closing and delivery of the Deeds.

13.14             No Broker

Seller warrants to Buyer that other than Trefethen & Company, there are no brokerage commissions or finder’s fees payable as a result of the Agreement or the Closing arising out of any agreements with Seller or actions of Seller.  Seller shall pay all fees due Trefethen & Company in connection with the Transaction and shall indemnify and hold harmless Buyer from any claims, costs, damages or liability arising from the inaccuracy of the foregoing representation and warranty.

14.      REPRESENTATIONS & WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller as follows:

14.1               Authority of Buyer

Each Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and, has the corporate power and authority to enter into this Agreement and lease the Properties to Tenant.  This Agreement and all documents executed by Buyer which are to be delivered to Seller at the Closing are, or at the time of Closing will be, duly authorized, executed, and delivered by Buyer, and are, or at the Closing will be, legal, valid, and binding obligations of Buyer, and do not, and at the time of Closing will not, violate any provisions of any agreement or judicial order to which Buyer is a party or to which it is subject.

14.2               Absence of Fraud and Misleading Statements

No representation, warranty, or statement of Buyer in this Agreement or in any document, certificate, or schedule furnished or to be furnished to Seller pursuant thereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements or facts not misleading.  All representations, warranties, or statements of Buyer are based upon current, accurate, and complete information as of the time of their making and there has been no subsequent material change in the information.

[***] Redacted in accordance with applicable practice with the Autorité des marchés financiers (Québec Securities Commission)

14.3               Litigation

There is no litigation pending or, to Buyer’s knowledge, threatened, against Buyer or any basis therefore before any court or administrative agency that might adversely affect the ability of Buyer to perform its obligations under this Agreement.

14.4               Financial Condition

Buyer has adequate financial resources to make timely payment of all sums due from Buyer hereunder and to perform all of its obligations hereunder.

14.5               Survival

The representations and warranties of Buyer contained herein shall survive the Closing and delivery of the Deeds for a period of twelve (12) months from the Closing.

14.6               No Broker

Buyer warrants to Seller that (other than commissions payable by Seller to Trefethen & Company) there are no brokerage commissions payable as a result of the Agreement or the Closing arising out of any agreements with Buyer or actions of Buyer.  Buyer shall indemnify and hold harmless Seller from any claims, costs, damages or liability arising from the inaccuracy of the foregoing representation and warranty.

15.      COVENANTS

Seller and Buyer covenant and agree with one another as follows:

15.1               Indemnification by Parties

[***], each party shall indemnify the other party and hold the other party harmless from and against any and all claims, demands, liabilities, liens, costs, expenses, penalties, damages, and losses, including, without limitation, reasonable attorneys’ fees and costs, suffered as a direct or indirect result of any action or claim brought against the indemnified party by any party other than the indemnifying party or its agents or employees:

15.1.1                Intentionally omitted.

15.1.2                Any and all obligations, liabilities, claims, liens, or encumbrances, whether direct, contingent, or consequential and no matter how arising or accruing, which the Buyer would not have suffered or incurred but for this Agreement and the transactions contemplated herein and which are in any way related to or arising from any act, conduct, omission, contract, or commitment of a party (or any of its agents or employees) at any time or times before the Closing, provided that such indemnification will not apply to any environmental matter, including, without limitation, any Release or any matter contemplated by any Environmental Law.  The provisions of this Section shall survive the execution and delivery of this Agreement, the delivery of the Deeds, and transfer of title.

15.2               Maintenance

Between execution of this Agreement and the Closing, Seller shall, at Seller’s sole cost and expense, maintain the Properties in the same order, condition, and repair existing at the time of execution of this Agreement, reasonable wear and tear and damage from casualty

[***] Redacted in accordance with applicable practice with the Autorité des marchés financiers (Québec Securities Commission)

excepted, and shall operate the Properties in substantially the same manner as before the making of this Agreement as though Seller were retaining the Properties.

15.3               Other Agreements

Between the execution of this Agreement and the Closing, Seller shall not, except (i) in the ordinary course of business, (ii) in circumstances involving the replacement or renewal of existing contract, or (iii) as may be required to maintain and operate the Properties or if required by law or pursuant to existing agreements affecting the Properties, enter into, or, except (A) if such contracts or agreements are replaced in the ordinary course of business, or, (B) following the default by the other party or parties thereto, terminate any contracts or agreements pertaining to the Properties without in each case obtaining Buyer’s prior written consent thereto which consent shall not be unreasonably withheld or delayed.

15.4               [***]

[***].

16.      LOSS BY FIRE OR OTHER CASUALTY; CONDEMNATION

16.1               Damage or Destruction

In the event that any of the land or improvements on the Properties are damaged or destroyed by fire or other casualty or in the event of newly occurring or discovered contamination from a Release prior to the Closing, then Seller may terminate this Agreement with respect to such damaged or destroyed or contaminated Property, or may offer and agree to cause the restoration and repair of such damage or the assessment and remediation of any such Release to the extent required under Environmental Laws and by Governmental Authorities having jurisdiction, either before or after the Closing.  Termination shall be by written notice to Buyer within ten (10) days after the occurrence of the damage or destruction or the discovery of the Release, in which case this Agreement shall terminate as to the affected Property, and the parties shall proceed with the purchase and sale of the balance of the Properties pursuant to the terms of this Agreement.  Buyer shall have no obligation to accept Seller’s offer and agreement to restore or repair such damage if such restoration and repair would cause the Scheduled Closing Date to be extended with respect to the affected Property more than ninety (90) days from the relevant date, or if newly occurring or discovered contamination from a Release on the affected Property constitutes an Environmental Concern, in which event Buyer shall have the right to terminate this Agreement as to the affected Property, and the parties shall proceed with the purchase and sale of the balance of the Properties pursuant to the terms of this Agreement.  Buyer shall pay all costs, if any, that may arise as a result of terminating this Agreement under this Section.

16.2               Condemnation

In the event that prior to the Closing a governmental entity shall commence any eminent domain proceeding to take any portion of the Properties, Buyer shall have the option to make either of the following elections:

16.2.1                Terminate this Agreement with respect to the affected Property by written notice to Seller within five (5) days of its receiving notice of such action of condemnation, and the parties shall proceed with the purchase and sale of the balance of the Properties pursuant to the terms of this Agreement; or

[***] Redacted in accordance with applicable practice with the Autorité des marchés financiers (Québec Securities Commission)

16.2.2                Proceed with the Transaction in which case the Purchase Price shall not be reduced and Buyer shall be entitled to the net award paid to Seller or Seller’s mortgagee for the taking, if any, and Seller shall assign and transfer to Buyer all right, title, and interest in and to any awards.

17.      POSSESSION

Possession of the Properties shall be delivered to Buyer at the Closing, subject to the Leases.

18.      NOTICES

All notices, requests, or demands herein provided to be given or made, or which may be given or made by either party to the other, shall be given or made only in writing and shall be deemed to have been duly given:  (i) when delivered personally or by overnight courier at the address set forth below, or to any agent of the party to whom notice is being given, or (ii) on the date sent via facsimile transmission (with written evidence thereof).  The proper address to which notices, requests, or demands may be given or made by either party shall be the address set forth at the end of this Section or to such other address or to such other person as any party shall designate.  Such address may be changed by written notice given to the other party in accordance to this Section.

If to Buyer:

REALTY INCOME CORPORATION

Attn:  Legal Department

220 West Crest Street

Escondido, CA  92025-1707

(760) 741-2111

(760) 741-8674 (Fax)

[***] Redacted in accordance with applicable practice with the Autorité des marchés financiers (Québec Securities Commission)

If to Seller:

CIRCLE K STORES INC.

Attn:  President

1500 N. Priest Drive

Tempe, Arizona, 85281
(602) 728-3114

(602) 728-5126 (Fax)

With Copy to:

ALIMENTATION COUCHE-TARD INC.

Attn:  Richard Fortin

1600 St. Martin Boulevard West

Tower B, Suite 280

Laval, Quebec, CANADA  H7G 4S7

(450) 662-6632

(450) 662-7537 (Fax)

With Copy to:

DAVIES WARD PHILLIPS & VINEBERG LLP

Scott Hyman, Esq.

44th Floor, 1 First Canadian Place

Toronto, Ontario, CANADA  M5X 1B1

(416) 863-0900 (Main)

(416) 863-5581 (Direct)

(416) 863-0871 (Fax)

shyman@dwpv.com (e-mail)

If to Title Company:

LANDAMERICA FINANCIAL GROUP, INC.

Attn:  Jennifer Flynn

7557 Rambler Road, Suite 1200 L.B. #31

Dallas, TX  75231

(877) 273-1770

(214) 346-7146 (direct dial)

(877) 556-8112 (Fax number)

jflynn@landam.com (e-mail)

19.      GENERAL PROVISIONS

19.1               Recitals

The Recitals set forth above commencing on Page 1 of this Agreement are incorporated herein by reference.

[***] Redacted in accordance with applicable practice with the Autorité des marchés financiers (Québec Securities Commission)

19.2               Manner of Taking Title

Buyer shall have the right to take title to the Properties at the Closing in a name other than Buyer’s name.

19.3               Right to Assign

Buyer shall have the right to assign Buyer’s rights hereunder, but any such assignment shall not relieve Buyer of Buyer’s obligations herein unless Seller expressly relieves Buyer; and in any event the assignee under any such assignment shall assume and agree, in writing, to perform, and be bound by, all of the terms and conditions of this Agreement to be performed by Buyer, or to which Buyer is subject.

19.4               Gender; Number

The use of (i) the neuter gender includes the masculine and feminine and (ii) the singular number includes the plural whenever the context requires.

19.5               Captions

Captions in this Agreement are inserted for the convenience of reference only and do not define, describe, or limit the scope or the intent of this Agreement or any of its terms.

19.6               Exhibits

All attached exhibits are a part of this Agreement and are incorporated in full by this reference.

19.7               Entire Agreement

This Agreement contains the entire agreement between the parties relating to the Transaction and all prior or contemporaneous agreements, understandings, representations, and statements, oral or written, are merged into this Agreement.

19.8               Modification

No modification, waiver, amendment, discharge, or change of this Agreement shall be valid unless it is in writing and signed by the party against which the enforcement of the modification, waiver, amendment, discharge, or change is or may be sought.

19.9               Attorneys’ Fees

Should any party employ an attorney for the purpose of enforcing or construing this Agreement, or any judgment based on this Agreement, in any legal proceeding whatsoever, including insolvency, bankruptcy, arbitration, declaratory relief, or other litigation, the prevailing party shall be entitled to receive from the other party or parties, reimbursement for all reasonable attorneys’ fees and all costs, including, but not limited to, service of process, filing fees, court and court reporter costs, investigative costs, expert witness fees, and the cost of any bonds, whether taxable or not, and that such reimbursement shall be included in any judgment or final order issued in that proceeding.  The “prevailing party” means the party determined by the court to most nearly prevail and not necessarily the one in whose favor a judgment is rendered.

19.10             Governing Law

This Agreement shall be construed and enforced in accordance with the laws of the state of New York.

[***] Redacted in accordance with applicable practice with the Autorité des marchés financiers (Québec Securities Commission)

19.11             Time of Essence

Time is of the essence of this Agreement and every provision hereof.

19.12             Severability

In the event any term, covenant, condition, or provision of this Agreement is held to be invalid, void, or otherwise unenforceable by any court of competent jurisdiction, the fact that such term, covenant, condition, or provision is invalid, void, or otherwise unenforceable shall in no way affect the validity or enforceability of any other term, covenant, condition, or provision of this Agreement.

19.13             Successors and Assigns

All terms of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective legal representatives, successors, and assigns.

19.14             Confidentiality

Each of the parties hereto shall keep confidential all proprietary or confidential information made available to it in connection herewith in respect of Buyer, Seller or the Properties and all non-publicly available terms of this Agreement or any other agreements entered into in connection herewith (collectively, “Confidential Information”) and not disclose any Confidential Information in any manner whatsoever to any person, without the prior written consent of the other party hereto, except: (i) to the parties’ directors, officers, employees, attorneys, accountants, auditors and others providing professional services on a “need to know basis” or (ii) to any bona fide investor, purchaser, partner or lender of Buyer, Seller, the Properties or the Leases or any prospective subtenant, concessionaire or other occupant of the Properties that, in each case,  has agreed in writing to keep confidential all such Confidential Information and not to disclose any such Confidential Information in any manner whatsoever to any person except in accordance with this Section (and, in the case of a disclosure by Buyer, to a person that is not a competitor of Seller). The obligations arising pursuant to this Section shall survive the Closing and delivery of the Deeds for an indefinite period, except in respect of the existence or completion of the Transaction and the basic terms thereof for which such obligations shall survive for a period of three (3) years after Closing.  Notwithstanding the foregoing, each party hereto may disclose Confidential Information as may be required to comply with Canadian or U.S. securities or other regulatory requirements (e.g., filings with the Securities and Exchange Commission), pursuant to a court order requiring such disclosure or as otherwise may be required by law. Notwithstanding the foregoing, either party may release one or more press releases to the public concerning the Transaction contemplated hereunder provided that, if such press release is not required by law, the other party shall have approved any such press release prior to publication (said approval not to be unreasonably withheld or delayed).

19.15             Drafting

This Agreement shall not be construed more strictly against one party than the other because it may have been drafted by one of the parties or its counsel, each having contributed substantially and materially to the negotiation and drafting hereof.

19.16             No Agreement Until Accepted

Buyer’s delivery of unexecuted copies or drafts of this Agreement is solely for the purpose of review by the party to whom delivered and is in no way to be construed as an offer by

[***] Redacted in accordance with applicable practice with the Autorité des marchés financiers (Québec Securities Commission)

Buyer nor in any way implies that Buyer is under any obligation to purchase the Properties.  When this Agreement has been executed by both Buyer and Seller, it shall constitute a binding agreement to purchase and sell the Properties upon the terms and conditions provided herein and Buyer and Seller agree to execute all instruments and documents and take all actions as may be reasonably necessary or required in order to consummate the purchase and sale of the Properties as contemplated herein.

19.17             Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.  The counterparts shall together constitute but one agreement.  Any signature on a copy of this Agreement or any document necessary or convenient thereto transmitted electronically or sent by facsimile shall be binding upon transmission and the electronic or facsimile copy may be utilized for the purposes of this Agreement.

SIGNATURES APPEAR ON THE FOLLOWING PAGES.

[***] Redacted in accordance with applicable practice with the Autorité des marchés financiers (Québec Securities Commission)

BUYER:		SELLER:

RI CS 1, LLC,		CIRCLE K STORES INC.,
a Delaware limited liability company		a Texas corporation

By:	REALTY INCOME CORPORATION,
a Maryland corporation,
its sole and managing member

By:	/s/ Michael R. Pheiffer	By:	/s/ Brian Hannasch
	Executive Vice-President, General Counsel	President

Date:	3/15/04	Date:	3-12-04

TITLE COMPANY:

RI CS 2, LLC,		LANDAMERICA FINANCIAL SERVICES, INC.
a Delaware limited liability company

By:	REALTY INCOME CORPORATION,
a Maryland corporation
its sole and managing member

By:	/s/ Michael R. Pheiffer	By:	/s/ Jennifer A. Flynn
	Executive Vice-President, General Counsel		Senior Escrow Officer

Date:	3/15/04	Date:	3-15-04

[***] Redacted in accordance with applicable practice with the Autorité des marchés financiers (Québec Securities Commission)

CRESTNET 1, LLC, a Delaware limited liability company

By:	CREST NET LEASE, INC.,
a Delaware corporation its sole and managing member

By:	/s/ Richard G. Collins
President

Date:	03/15/2004

[***] Redacted in accordance with applicable practice with the Autorité des marchés financiers (Québec Securities Commission)